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                                                                 Exhibit 10.10


Term Loan Agreement


NBD Bank (the "Bank"), of 611 Woodward Avenue, Detroit, Michigan 48226-3947, agrees to extend the term loan(s) described below (whether one or more, the "Loans") to

               Ives Broadcasting, Inc.                       (the "Borrower"),
____________________________________________________________

whose address is               1491 M-32 West, Alpena, MI 49707              ,
                 ____________________________________________________________,

under the terms of this Agreement.

     1.0 Loans.  The Bank agrees to extend the following Loans to the Borrower:

         A.  A Loan in the amount of  $50,000.00 , maturing  March 16, 2000   ,
                                      __________            _______________

             the proceeds of which will be used for the following purpose:

                                     Working capital
             _______________________________________________________________,

         B.  A Loan in the amount of $           , maturing                   ,
                                      ___________           _________________

             the proceeds of which will be used (for the following purpose:

             _____________________________________________________________, and

         C.  A Loan in the amount of $           , maturing                   ,
                                      ___________            ________________

             the proceeds of which will be used for the following purpose:

             _____________________________________________________________ ,

Each Loan will be evidenced by an Installment Business Loan Note executed concurrently with this agreement (the "Notes")

     2.0 Conditions Precedent.

     2.1 Delivery of Documents. Before the disbursement of any loan under this agreement, the Borrower shall deliver to the Bank, in form and substance satisfactory to the Bank:

         A. Loan Documents. The Notes; the security agreements, financing statements, and mortgages; the guaranties; the subordinative agreements, and any other loan documents which the Bank may reasonably require to give effect to the transactions described in this agreement;

         B. Evidence of Data Organization and Good Standing. Evidence of the due organization and good standing of the Borrower and every other business entity that is a party to this agreement or any other loan documents required by this agreement. That evidence shall include: in the case of a corporation, articles of incorporation, bylaws and a certificate of good standing: In the case of partnership, a certificate of partnership and a partnership agreement, and, in the case of a limited liability company, articles of organization and an organization agreement and

         C. Evidence of Authority to Enter Into Loan Documents. Evidence that
            (i) each party to this agreement and any other loan documents required by this agreement is authorized to enter into the transactions described in this agreement and the other loan documents, and (ii) the person signing on behalf of each party is authorized to do so.

     2.2 Other Conditions Precedent. Before the disbursement of each Loan, the following conditions must be satisfied:

         A. Representations. The representations are true on and as of the date of the Loan.

         B. No Event of Default. No event of default has occurred and is continuing or would result from the extensions of the Loan.

         C. Additional Approvals, Opinions, and Documents. The Bank has received any other approvals, opinions and documents as it may reasonably request; and

         D. Other Conditions.
                              _______________________________________________

         ____________________________________________________________________

         ____________________________________________________________________


     3.0 Fees and Expenses, (complete if applicable)

     3.1 Fees. Upon execution of this agreement, the Borrower has paid the Bank the following fees, all of which the Borrower acknowledges have been earned by the Bank: _________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________


3.2 Out-of-Pocket Expenses. In addition to any fee set forth above, the Borrowers will reimburse the Bank for its out-of-pocket expenses, including reasonable attorney's fees (including the fees of in-house counsel) allocated to the Loans.

4.0 Security.

     4.1 Payment of the Loans shall be secured by a first security interest and/or real estate mortgage, as the case may be, covering the following property and its additions, substitutions, increments, proceeds and products, whether now owned or later acquired ("Collateral"):

     (check and complete applicable clauses)


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     / / A. Accounts Receivables. All of the Borrower's accounts, chattel paper, general intangibles, instruments, and documents (as those terms are defined in the Uniform Commercial Code), rights to refunds of taxes paid at any time to any governmental entity, and any letters of credit and drafts under them given in support of the foregoing, wherever located. The Borrower has delivered to the Bank executed security agreements and financing statements in form and substance satisfactory to the Bank.

     / / B. Inventory. All of the Borrower's inventory, wherever located. The Borrower has delivered to the Bank executed security agreements and financing statements in form and substance satisfactory to the Bank.

     /X/ C. Equipment. All of the Borrower's equipment wherever located. The Borrower has delivered to the Bank executed security agreements and financing statements in form and substance satisfactory to the Bank.

     /X/ D. Real Estate. The real property, including improvements, located at 1245 S. Gray Road, West Branch, Michigan. The real estate mortgage
        ________________________________________
     is supported by an assignment of rents, subordinations of leases, and collateral assignments of land contracts, as applicable. The Borrower has delivered to the Bank an executed mortgage and, where applicable, an assignment of rents, subordinations of leases, and collateral assignments of land contracts, and an ALTA mortgage title insurance policy without exceptions with a mortgage survey certified to the Bank and the title insurance company, or at the Bank's option a title search, all in form and substance satisfactory to the Bank.

     / / E. _________________________________________________________________

     ________________________________________________________________________

     ________________________________________________________________________

     4.2 No forbearance or extension of time granted any subsequent owner of the Collateral will release the Borrower from liability.

     4.3 Additional Collateral/Setoff. To further secure payment of the Loans and all of the Borrower's other liabilities to the Bank, the Borrower grants to the Bank a continuing security interest in: (i) all securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity), and
(ii) all balances of deposit accounts of the Borrower with the Bank. The
Bank has the right at any time to apply its own debt or liability to the Borrower, or to any other party liable for payment of the Loans, in whole or partial payment of the Loans or other present or future liabilities, without any requirements of mutual maturity.

     4.4 Credit Lien. Any of the Borrower's other property in which the Bank has a security interest to secure payment of any other debt, whether absolute, contingent, direct or indirect, including the Borrower's guaranties of the debts of others, also secures payment of and is part of the Collateral for the Loans.

/X/  5.0 Guaranties. (check and complete if applicable)

     Payment of the Loans is guaranteed by Robert M. & Linda D. Currier
                                           ____________________________
_____________________________________ , by execution of the Bank's form of guaranty agreement. The liability of the guarantors, if more than one, is joint and several.

/ /  6.0 Subordination. (check and complete if applicable)

     The Loans are supported by the subordination of all debt, including without limitation, debt currently owing in the amount of $___________________ owing to _______________________________ in manner and by agreement satisfactory to the Bank.

     7.0 Affirmative Covenants. So long as any Loan remains outstanding, the Borrower, and each of its subsidiaries if any, shall:

     7.1 Insurance. Maintain insurance with financially sound and reputable insurers covering its properties and business against those casualties and contingencies and in the types and amounts as shall be in accordance with sound business and industry practices.

     7.2 Existence. Maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay its debts and obligations when due under normal terms, and pay on or before their due date, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Bank's request, adequate funds or security has been pledged to insure payment.

     7.3 Financial Records. Maintain proper books and records of account, in accordance with generally accepted accounting principles where applicable, and consistent with financial statements previously submitted to the Bank.

     7.4 Notice. Give prompt notice to the Bank of the occurrence of (1) any Event of Default, and (ii) any other development, financial or otherwise, which would affect the Borrower's business, properties or affairs in a materially adverse manner.

     7.5 Collateral Audits. (complete if applicable) Permit the Bank or its agents to perform _________________________ audits of the Collateral. The
                   (monthly, annual, etc.)
Borrower will compensate the Bank for those audits in accordance with the Bank's schedule of fees as amended from time to time. Whether or not this section has been completed, the Bank retains the right to inspect the Collateral and business records related to it at such times and at such intervals as the Bank may reasonably require.


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      7.6 Management. (complete if applicable) Maintain __________ as ______ .

      7.7 Financial Reports. Furnish to the Bank whatever information, books, and records the Bank may reasonably request, including at a minimum:
(Check and complete applicable clauses. If the Borrower has subsidiaries, all financial statements required will be provided on a consolidated and on a separate basis.)

      / / A. Within _________ days after and as of the end of each _______________________ period, a balance sheet and statements of income,
       (Monthly/quarterly)
      retained earnings, and cash flows from the beginning of that fiscal year to the end of that period, certified as correct by one of its authorized agents.

     / / B. Within 120 days after and as of the end of each of its fiscal
                   ____
     year, detailed financial statement including a balance sheet and statements
                    ___________________
               (audit/financial statements)
     of income, retained earnings, and cash flows, compiled by an independent
                                                   ________
                                        (reviewed/compiled/certified)
     certified public accountant of recognized standing.

     / / C. Within 7 days after and as of the end of each calendar year, the
                  ___
     signed personal financial statement of guarantors .
                                            __________

                             (Borrower/Guarantor/other)

     / / D. Within 5 days after filing, a signed copy of the annual tax return, with exhibits, of borrower and guarantors .
                               _______________________

                             (Borrower/Guarantor/other)

     / / E. An Environmental Certificate on the Bank's form on and as of the date of this agreement, and thereafter on each five-year anniversary of this agreement.

     / / F.__________________________________________________________________

     ________________________________________________________________________

     ________________________________________________________________________


     8.0 Negative Covenants

     8.1 Definitions. As used in this agreement, the following terms have the following respective meanings:

     A. "Subordinated Debt" means debt subordinated to the Bank in manner and by agreement satisfactory to the Bank.

     B. "Tangible Net Worth" means total assets less intangible assets and total liabilities. Intangible assets include goodwill, patents, copyrights, mailing lists, catalogs, trademarks, bond discount and underwriting expenses, organization expenses, and all other intangibles.

     8.2 Unless otherwise noted, the financial requirements in this section will be computed in accordance with generally accepted accounting principles applied on a basis consistent with financial statements previously submitted by the Borrower to the Bank.

     8.3 Without the written consent of the Bank, so long as any Loan remains outstanding, the Borrower shall not: (where appropriate, covenants shall apply on a consolidated basis--clauses H-O apply only if completed.)

     A. Dividends. Acquire or retire any of its shares of capital stock, or declare or pay dividends or make any other distributions or options to purchase or acquire any such shares or securities.

     B. Sale of Shares. Issue, sell or otherwise dispose of any shares of its capital stock or other securities, or rights, warrants or options to purchase or acquire any such shares or securities.

     C. Debt. Incur, or permit to remain outstanding, debt for borrowed money or installment obligations, except debt reflected in the latest financial statement of the Borrower furnished to the Bank prior to execution of this agreement and not to be paid with proceeds of the Loans. For purposes of this covenant, the sale of any accounts receivable shall be deemed the incurring of debt for borrowed money.

     D. Guaranties. Guaranty or otherwise become or remain secondarily liable on the undertaking of another, except for endorsement of drafts for deposit and collection in the ordinary course of business.

     E. Liens. Create or permit to exist any lien on any of its property, real or personal, except existing liens known to the Bank; liens to the Bank; liens incurred in the ordinary course of business securing current nondelinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities; and liens for taxes being contested in good faith.

     F. Advances and Investments. Purchase or acquire any securities of, or make any loans or advances to or investments in any person or business entity, except obligations of the United States Government, open market commercial paper rated one of the top two ratings by a rating agency of recognized standing, or certificates of deposit in insured financial institutions.

     G. Use of Proceeds. Use or permit any loan proceeds to be used, directly or indirectly, for the purpose of "purchasing or carrying any margin stock" within the meaning of Federal Reserve Board Regulation U. At the Bank's request, the Borrower will furnish to the Bank a completed Federal Reserve Board Form U-1.

     / / H. Working Capital. Permit the difference between its current assets [less all sums owing from stockholders, members or partners, as the case may be, and officers, managers and directors] and current liabilities [plus all sums (other than Subordinated Debt) owing to stockholders or partners, as the case may be, and to officers and directors] to be less than $__________. (Strike bracketed words if not applicable)



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/ / I. Tangible Net Worth [Plus Subordinated Debt]. Permit its Tangible Net
Worth [plus Subordinated Debt] to be less than $___________________. (Strike bracketed words if not applicable).

/ / J. Current Ratio. Permit the ratio of its current assets to its current liabilities to be less than ___________ to 1.00.

/ / K. Leverage Ratio. Permit the ratio of its total liabilities to its Tangible Net Worth [plus Subordinated Debt] to exceed _______________ to
1.00. (Strike bracketed words if not applicable).

/ / L. Fixed Assets. Expend for, contract for, lease, rent, or otherwise acquire fixed assets, if the expense to the Borrower and all subsidiaries, if any, shall exceed $_____________________ in the aggregate in any one fiscal year.

/ / M. Leases. Contract for or assume in any manner lease obligations if the aggregate of all payments shall exceed $________________ in any one fiscal year.

/ / N. Compensation. Pay, or award compensation of any kind, in any one fiscal year, to ______________, ______________ exceeding $______________.

/ / O. ________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

    9.0 Representations by Borrower. Each Borrower represents that (a) the execution and delivery of this agreement and the Notes, and the performance of the obligations they impose, do not violate any law, conflict with any agreement by which the Borrower is bound, or require the consent or approval of any governmental authority or other third party; (b) this agreement and the Notes are valid and binding agreements, enforceable in accordance with their terms; and (c) all balance sheets, income statements, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Borrower, if other than a natural person, further represents that: (a) it is duly organized, existing and in good standing under the laws of the jurisdiction under which it is organized; and (b) the execution and delivery of this agreement and the Notes, and the performance of the obligations they impose (i) are within its powers (ii) have been duly authorized by all necessary action of its governing body, and (iii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

    10.0 Default/Acceleration.

    10.1 Events of Default. If any of the following events occurs, the Loans shall be due immediately, without notice, at the Bank's option.

    A. The Borrower or any guarantor of any of the Loans (the "Guarantor") fails to pay when due any amount payable under the Loans or under any agreements or instrument evidencing debt to any creditor.

    B. The Borrower or any Guarantor (a) fails to observe or perform any other term of this agreement or the Notes; (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the Loans) such that the creditor declares the debt due before its maturity.

    C. There is a default under the terms of any loan agreement, mortgage, security agreement or any other document executed in connection with the Loans, or any guaranty of the Loans becomes unenforceable in whole or in part, or any Guarantor fails to promptly perform under its guaranty.

    D. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower.

    E. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due.

    F. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation or similar laws of any jurisdiction.

    G. A custodian, receiver or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without its consent and is not removed within 60 days after the appointment.

    H. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation or similar laws of any jurisdiction, and they remain undismissed for 60 days after commencement; or the Borrower or Guarantor consents to the commencement of those proceedings.

    I. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy or garnishment is issued against any property of the Borrower or any Guarantor.

    J. The Borrower or any Guarantor dies.

    K. The Borrower or any Guarantor, without the Bank's written consent, (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of business, (d) leases, purchases or otherwise acquires a material part of the assets of any other business entity, except in the ordinary course of business, or (e) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may


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merge or consolidate with any other subsidiary, or with the Borrower, so long as the Borrower is the survivor.

   L. The loan-to-value ratio of any pledged securities at any time exceeds ___%, and that excess continues for five (5) days after notice from the Bank to the Borrower.

   M. There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor which the Bank in good faith determines to be materially adverse.

   N. The Bank in good faith shall deem itself insecure.

   10.2 Remedies. If the Loans are not paid at maturity, whether by demand, acceleration or otherwise, the Bank shall have all the rights and remedies provided by any law or agreement. Any requirement of reasonable notice is met if the Bank sends the notice to the Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person or business entity with or without designating the capacity or that nominee. The Borrower is liable for any deficiency remaining after disposition of any Collateral. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of the Loans, including without limitation reasonable attorney's fees and court costs (whether attributable to the Bank's in-house or outside counsel). These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

   11.0 Miscellaneous.

   11.1 Notice from one party to another relating to this agreement is effective if made in writing (including telecommunications) and delivered to the recipient's address, index number or fax number set forth under its name below by any of the following means: (a) hand delivery, (b) registered or certified mail, postage prepaid, with return receipt requested, (c) first class or express mail, postage prepaid, (d) Federal Express or like overnight courier service, or (e) fax, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communication of that type. Notice made in accordance with this section shall be deemed delivered upon receipt if delivered by hand or wire transmission, on the third business day after mailing by first class, registered or certified mail, or on the next business day after mailing or deposit with an overnight courier service.

   11.2 No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy. No angle or partial exercise by the Bank of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default is effective unless in writing and signed by the Bank, nor does a waiver on one occasion bar or waive that right on any future occasion.

   11.3 This agreement, the Notes and any related loan documents embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this agreement or the Notes is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction does not affect the validity, legality or enforceability of the obligations of the borrower in any other jurisdiction.

   11.4 The Borrower, if more than one, is jointly and severally liable.

   11.5 This agreement is delivered in the State of Michigan and governed by Michigan law. This agreement binds the Borrower and its successors and benefits the Bank, its successors and assigns.

   11.6 Section headings are for convenience of reference only and do not affect the interpretation of this agreement.

   12.0 Waiver of Jury Trial: The Bank and the Borrower, after consulting in having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive and right either of them may have to a trial by jury in any litigation based upon or arising out of this agreement or any related instrument or agreement, or any of the transactions contemplated by this agreement, or any course of conduct, dealing, surrenders (whether oral or written, or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Borrower except by a written instrument extended by both of them.

Executed by the parties of:  February 25, 1998
                              -----------------
                                   (Date)


NBD Bank                           NBD Bank

By:  /s/ Joseph P. Garber          By:  /s/ Robert M. Currier
------------------------------     ------------------------------
Joseph P. Garber, Relationship     Robert M. Currier, President
------------------------------     ------------------------------
                   Manager
------------------------------     ------------------------------

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ADDRESS FOR NOTICES:               ADDRESS FOR NOTICES:

   200 W. Chisholm St.                1491 M-32 West
------------------------------     ------------------------------
   Alpena, MI  49707                  Alpena, MI  49707
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Fax/Telex No.  (517) 354-0027      Fax/Telex No.
              ----------------                  -----------------